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                                                                   Exhibit 23.02

                        [Letterhead of Barker & Folsom]


CONSENT OF INDEPENDENT AUDITORS

FX Energy, Inc., formerly known as
Frontier Oil Exploration Company

Barker & Folsom do hereby consent to (a) the use in this Amendment #2 to the Registration Statement on Form S-1, SEC File # 333-05583, of our opinion dated February 24, 1995, relating to the financial statements and to the supplemental schedules as of December 31, 1994 and the years ended December 31, 1994 and 1993, and (b) the reference to us under the heading "Experts" in such Registration Statement.


/s/  Barker & Folsom
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     Barker & Folsom

Ogden, Utah
July 25, 1996